Exhibit 10.1
EXHIBIT A

AMENDMENT TO THE
MARRIOTT INTERNATIONAL, INC. STOCK AND CASH INCENTIVE PLAN

THIS AMENDMENT to the Marriott International, Inc. Stock and Cash Incentive Plan, as amended and restated effective January 1, 2008, and as subsequently amended from time to time (the “Plan”), is made this 8th day of May, 2020, as follows (new language underlined and deleted language struck):

1.Article 12.2 of the Plan is hereby amended to read as follows:

12.2 Non-Employee Director Deferred Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Deferred Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Deferred Share Award shall ~~be fully vested~~ vest and become nonforfeitable on a daily pro-rata basis over the twelve (12) month period following the grant ~~when granted~~ and the ~~subject~~ vested Shares shall be distributed to the Non-Employee Director in a lump sum within 30 days following the Non-Employee Director’s Termination of Service, unless the Non-Employee Director makes an advance election designating another time or form of distribution. Any such advance election must be made in writing on a form and in a manner prescribed by the Committee (or its delegate(s)) and delivered to the Company on or before (and become irrevocable by) the last day of the calendar year that immediately precedes the year of grant of the Non-Employee Director Deferred Share Award. The Non-Employee Director shall have no voting, transfer, liquidation, dividend or other rights of a stockholder of the Company with respect to Non-Employee Director Deferred Share Awards prior to such time that the subject Shares are distributed to the Non-Employee Director.

2.The first sentence of Article 15.1 of the Plan is hereby amended to read as follows:

15.1 Treatment of Awards. Except as otherwise explicitly provided in any Award Agreement with a grant date on or after February 1, 2016, if a Participant who is actively employed by the Company incurs a Covered Termination of Employment (as defined in Article 15.2 below) within three (3) months preceding or ~~twelve (12)~~ twenty-four (24) months following a Change in Control (as defined in Article 15.3 below), then the following shall occur with respect to any Awards held by or granted to such Participant (or any Beneficiary) immediately following the later to occur of such Change in Control and such Covered Termination of Employment (the “Trigger Date”):

3.Article 15.2(b) of the Plan is hereby amended to read as follows:

         (b) Good Reason. Any voluntary termination of employment of a Participant following: (A) a ~~material~~ diminution in the Participant’s base compensation, target annual bonus or target stock incentive; (B) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, provided that a Change in Control (including the fact that the Company’s stock is not publicly held or is held or controlled by a single stockholder as a result of a Change in Control) shall not of itself be deemed a material diminution in the Participant’s position or authority, duties or responsibilities~~, or~~; (C) a material diminution in the position, authority, duties, or responsibilities of the supervisor to whom the Participant is required to report as in effect immediately prior to the Change in Control, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of the Company or a Subsidiary~~,~~; (D) a material diminution in the budget over which the Participant retains authority; or (E) a ~~material~~ change in geographic location at which the Participant must perform services to a distance of more than fifty (50) miles from its location immediately prior to the date of a Change in Control~~; provided that, with respect to any Awards that are subject to Code Section 409A, the voluntary termination also must qualify for treatment as an involuntary separation from service under the safe harbor described in Treasury Regulation Section 1.409A-1(n)(2)~~.

4.Article 15.3 of the Plan is hereby amended to read as follows:

15.3 Change in Control Definition. A Change in Control shall occur if:

        (a) Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) (fifty percent (50%) if the Person is a Marriott family member (as defined in Item 404 of the Securities Exchange Commission’s Regulation S-K) or a trust, company or other entity under the control (as defined in Rule 12(b)(2) under the Exchange Act) of one or more of such Marriott family members) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

        (b) Merger, ~~or~~ Consolidation, etc. The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more subsidiaries or affiliates) of a merger, consolidation, reorganization, business combination or other similar transaction ~~merges or consolidates with any other corporation~~, other than such a transaction ~~merger or consolidation resulting in~~ where the holders of the voting securities of the Company ~~outstanding~~ immediately prior to such transaction ~~merger or consolidation representing~~ own fifty percent (50%) or more of the combined voting power of the voting securities of the surviving entity ~~Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case~~ outstanding immediately following such transaction ~~after such merger or consolidation~~; or

        (c) Change in Majority of Board. Continuing Directors cease to represent a majority of the Board, where “Continuing Directors” shall mean, on any date, individuals who, at the beginning of and continuously throughout the two year period ending on such date, served as ~~the~~ directors of the Board ~~on November 7, 2008~~, together with ~~and~~ any other Director ~~director~~ who was appointed, elected or nominated for election as a Director during such period (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Article 15.3(a), (b) or (d)) whose appointment, election or nomination for election by the stockholders is approved by at least two-thirds ~~a majority~~ of the Directors who were Continuing Directors on the date of such appointment, election or nomination for election ~~at such time~~. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be a Continuing Director; or

        (d) Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete dissolution or liquidation of the Company or the Company sells or disposes all or substantially all of its assets in any single transaction or a series of related transactions.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.

Notwithstanding the foregoing provisions of Article 15.3, with respect to any Award (or portion of any Award) that is subject to Code Section 409A and for which Change in Control constitutes a payment event, if any event described in this Article 15.3 does not qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder, then such event shall constitute a Change in Control for purposes of the foregoing provisions of Section 15.3 only to the extent such status does not result in taxation pursuant to Code Section 409A, and appropriate provision shall be made for the protection of any rights to future distribution, including, without limitation, a nonqualified deferred compensation account allocation of equivalent value.